UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2004

Hutchinson Technology Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-14709	41-0901840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota		55350
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(320) 587-3797

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02. Results of Operations and Financial Condition.

On November 1, 2004, Hutchinson Technology Incorporated issued a press release, which is furnished as Exhibit 99 hereto.

The press release includes presentations of non-GAAP financial information concerning (i) net income excluding a tax benefit resulting from a reversal of certain reserves related to the future tax benefits of net operating loss (NOL) carryforwards, and (ii) net income per share excluding this tax benefit. For each non-GAAP measure, the press release also provides the most directly comparable GAAP measure and a reconciliation of the non-GAAP measure to the GAAP measure. Management believes that the non-GAAP measures provide useful information to investors regarding the Company's results of operations and financial condition because they eliminate an unusual benefit to earnings and facilitate a more meaningful comparison and understanding of the Company's operating performance for the current, past and future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Hutchinson Technology Incorporated, on this Current Report, is filing the forms of option agreements utilized in connection with its 1996 Incentive Plan, as amended, and furnishing its press release issued on November 1, 2004.

10.1 Form of Non-Statutory Stock Option Agreement (Employee) under 1996 Incentive Plan, as amended.
10.2 Form of Incentive Stock Option Agreement (Employee) under 1996 Incentive Plan, as amended.
10.3 Form of Non-Statutory Stock Option Agreement (Director) under 1996 Incentive Plan, as amended.
99 Press Release dated November 1, 2004.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hutchinson Technology Incorporated

November 1, 2004	By:	John A. Ingleman

Name: John A. Ingleman
Title: Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Form of Non-Statutory Stock Option Agreement (Employee) under 1996 Incentive Plan, as amended
10.2	Form of Incentive Stock Option Agreement (Employee) under 1996 Incentive Plan, as amended
10.3	Form of Non-Statutory Stock Option Agreement (Director) under 1996 Incentive Plan, as amended
99	Press Release dated November 1, 2004